Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of Lee Enterprises, Incorporated (“Lee”) and the related notes present the unaudited pro forma condensed combined balance sheet as of December 29, 2019, and the unaudited pro forma condensed combined statements of operations for the thirteen weeks ended December 29, 2019 and for the fiscal year ended September 29, 2019. The unaudited pro forma condensed combined financial information has been derived by aggregating Lee’s audited and unaudited historical consolidated financial statements and the audited and unaudited historical combined abbreviated financial statements of revenues and direct expenses and statements of assets acquired and liabilities assumed of the newspaper businesses of the BH Media Group, Inc. (“BHMG”) and The Buffalo News (collectively, referred to as the “Business”), which was acquired from Berkshire Hathaway (“Berkshire”), and making certain pro forma adjustments to such financial information to give effect to the transactions described below (collectively, referred to as the “Transactions”):

●

the acquisition of the Business from Berkshire. The allocation of the $140,000,000 transaction purchase price, excluding an additional $12,000,000 of cash held at BHMG, and related business combination accounting is preliminary;

●	borrowings of $576,000,000 pursuant to a Credit Agreement dated January 29, 2020 with BH Finance, LLC, an affiliate of Berkshire, to finance the acquisition of the Business and to refinance Lee’s existing debt and allow Lee to terminate its revolving credit facility;

●	the entering into a lease agreement (the “Lease”) between BHMG, as landlord, and Lee, as tenant, providing for the leasing of 68 properties and related fixtures (including production equipment) used in the BHMG newspaper operations acquired by Lee in connection with the acquisition of the Business from Berkshire; and

●	the entering into a Termination Agreement between Lee and BHMG, pursuant to which the parties terminated the Management Agreement dated June 26, 2018, under which Lee managed the BHMG newspaper business.

The audited combined abbreviated financial statements of the Business are included elsewhere in this filing. The transactions, along with the assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined financial information, are described in more detail in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 29, 2019 and unaudited pro forma condensed combined statements of operations for the thirteen weeks ended December 29, 2019 and the fiscal year ended September 29, 2019 have been prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is based upon available information and reflects estimates and certain assumptions made by our management that we believe are reasonable. Actual adjustments may differ materially from the information presented herein. The unaudited pro forma condensed combined financial information does not purport to represent what our consolidated results of operations and financial position would have been had the Transactions occurred on the dates indicated. They are also not intended to project our consolidated results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial information does not reflect the realization of any expected cost savings, operating efficiencies or other synergies that may result from the Transactions as a result of restructuring activities or other planned cost savings initiatives following the completion of the Transactions.

Lee Enterprises, Incorporated

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 29, 2019

(In thousands)

			BH Newspaper
		Lee Enterprises,	Business and	Pro Forma
		Incorporated	The Buffalo News	Adjustments	Footnote	Pro Forma
		Historical	Historical	(Note 5)	(Note 5)	Combined
Assets
Current assets:
Cash and cash equivalents		$4,468	10,148	2,606	(A)	17,222
Accounts receivable and contract assets, net		50,650	39,929	—		90,579
Inventories		3,373	6,730	(877)	(B)	9,226
Prepaids and other		4,659	7,999	—		12,658
Total current assets		63,150	64,806	1,729		129,685
Investments		40,420	—	—		40,420
Property and equipment
Land and improvements		17,028	715	(275)	(C)	17,468
Buildings and improvements		148,690	24,860	(12,600)	(C)	160,950
Equipment		230,561	142,564	(130,926)	(C)	242,199
Construction in process		3,432	—	—		3,432
Total property and equipment		399,711	168,139	(143,801)		424,049
Less accumulated depreciation		(318,598)	(144,107)	144,107	(C)	(318,598)
Property and equipment, net		81,113	24,032	306		105,451
Goodwill		250,309	—	60,692	(D)	311,001
Other intangible assets, net		104,395	86,573	—		190,968
Operating lease right-of-use asset		10,125	6,790	47,875	(E)	64,790
Pension assets		—	25,379	—		25,379
Other assets		16,218	3,276	—		19,494
Total assets		$565,730	210,856	110,602		887,188

Liabilities and Equity
Current liabilities	$
Current portion of lease liabilities		2,341	2,902	2,869		8,112
Current maturities of long-term debt		1,892	—	(1,892)	(F)	—
Accounts payable		14,132	8,077	—		22,209
Compensation and other accrued liabilities		15,422	30,657	—		46,079
Accrued interest		10,395	—	—		10,395
Unearned revenue		22,966	35,434	—		58,400
Total current liabilities		67,148	77,070	977		145,195
Long-term debt, net of current maturities		421,248	—	154,752	(F)	576,000
Operating lease liabilities		7,787	5,021	45,006	(E)	57,814
Pension obligations		46,311	10,015	—		56,326
Postretirement and postemployment benefit obligations		2,569	37,000	—		39,569
Deferred income taxes		21,614	—			21,614
Income taxes payable		17,299	—			17,299
Warrants and other		12,724	1,871			14,595
Total liabilities		596,700	130,977	200,735		928,412

Total equity (deficit) attributable to Lee Enterprises, Incorporated		(30,970)	79,879	(90,133)		(41,224)
Total liabilities and equity		$565,730	210,856	110,602		887,188

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Lee Enterprises, Incorporated

Unaudited Pro Forma Condensed Combined Statements of Operations

For the 13 weeks ended December 29, 2019

(In thousands, except per share amounts)

	13 Weeks Ended	13 Weeks Ended
	December 29, 2019	December 29, 2019	Pro Forma and
	Lee Enterprises,	BH Newspaper Business	Reclassification
	Incorporated	and The Buffalo News	Adjustments	Footnote	Pro Forma
	Historical	Historical	(Notes 4 and 5)	(Note 5)	Combined
Operating revenue:
Advertising and marketing services	$65,727	61,666	—		127,393
Subscription	41,694	41,949	—		83,643
Other	14,922	10,846	(5,211)	(a)	20,557
Total operating revenue	122,343	114,461	(5,211)		231,593
Operating expenses:
Compensation	43,243	47,517	—		90,760
Newsprint and ink	4,736	10,205	—		14,941
Other expenses	48,462	37,067	(4,173)	(b)	81,356
Depreciation and amortization	6,719	3,868	—		10,587
Assets loss (gain) on sales, impairments and other, net	814	—	869		1,683
Restructuring costs and other	1,632	—	327		1,959
Total operating expenses	105,606	98,657	(2,977)		201,286
Equity in earnings of associated companies	1,569	—	—		1,569
Operating income	18,306	15,804	(2,234)		31,876
Non-operating income (expense):
Interest expense	(11,115)	—	(1,845)	(c)	(12,960)
Debt financing and administrative	(1,196)	—	1,196	(d)	—
Other, net	1,593	—	847		2,440
Total non-operating expenses, net	(10,718)	—	198		(10,520)
Income before income taxes	7,588	15,804	(2,036)		21,356
Income tax expense	1,871	—	3,442	(e)	5,313
Net income (loss)	5,717	15,804	(5,478)		16,043
Net income attributable to non-controlling interests	(397)	—	—		(397)
Income attributable to Lee Enterprises, Incorporated	$5,320	15,804	(5,478)		15,646

Earnings per common share:
Basic	0.09				0.28
Diluted	0.09				0.27

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Lee Enterprises, Incorporated

Unaudited Pro Forma Condensed Combined Statements of Operations

For the fiscal year ended September 29, 2019

(In thousands, except per share amounts)

	Fiscal Year Ended	Fiscal Year Ended
	September 29, 2019	December 29, 2019	Pro Forma and
	Lee Enterprises,	BH Newspaper Business	Reclassification
	Incorporated	and the Buffalo News	Adjustments	Footnote	Pro Forma
	Historical	Historical	(Notes 4 and 5)	(Note 5)	Combined
Operating revenue:
Advertising and marketing services	$265,933	235,272	—		501,205
Subscription	186,691	175,934	—		362,625
Other	57,230	43,801	(16,586)	(a)	84,445
Total operating revenue	509,854	455,007	(16,586)		948,275
Operating expenses:
Compensation	182,869	205,886	—		388,755
Newsprint and ink	22,237	43,387	—		65,624
Other expenses	193,709	157,964	(8,198)	(b)	343,475
Depreciation and amortization	29,332	17,778	—		47,110
Assets loss (gain) on sales, impairments and other, net	2,464	—	479		2,943
Restructuring costs and other	11,635	—	1,432		13,067
Total operating expenses	442,246	425,015	(6,287)		860,974
Equity in earnings of associated companies	7,121	—	—		7,121
Operating income	74,729	29,992	(10,299)		94,422
Non-operating income (expense):
Interest expense	(47,488)	—	(4,352)	(c)	(51,840)
Debt financing and administrative	(7,214)	—	(9,841)	(d)	(17,055)
Other, net	3,813	—	3,382		7,195
Total non-operating expenses, net	(50,889)	—	(10,811)		(61,700)
Income before income taxes	23,840	29,992	(21,110)		32,722
Income tax expense	7,931	—	2,221	(e)	10,152
Net income	15,909	29,992	(23,331)		22,570
Net income attributable to non-controlling interests	(1,641)	—	—		(1,641)
Income attributable to Lee Enterprises, Incorporated	$14,268	29,992	(23,331)		20,929

Earnings per common share:
Basic	0.26				0.38
Diluted	0.25				0.37

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Lee Enterprises, Incorporated
Notes to Unaudited Pro Forma Condensed Combined Financial Information

All amounts are in thousands, unless specifically stated otherwise

1. Description of the Transaction

On January 29, 2020, Lee Enterprises, Inc. (“Lee”) entered into an Asset and Stock Purchase Agreement (the “ASPA”) with Berkshire Hathaway Inc. (“Berkshire”) and its wholly owned subsidiary BH Media Group, Inc. (“BHMG”). Pursuant to the ASPA, Lee agreed to (1) acquire certain assets and assume certain liabilities of BHMG’s newspapers and related community publications business (the “BH Newspaper Business”); and, (2) acquire all of the issued and outstanding capital stock of The Buffalo News, Inc. (together, the operations of the BH Newspaper Business and The Buffalo News, Inc. are referred to herein as the “Business”). Since July 2, 2018, Lee has managed the BH Newspaper Business pursuant to a Management Agreement between BHMG and Lee dated June 26, 2018 (“Management Agreement”).

The BH Newspaper Business consists of print and digital operations of 30 daily newspapers serving communities in 10 states, as well as 49 paid weekly publications with digital sites and 32 other print products. The Buffalo News is a print and digital news operation serving communities in western New York.

On March 16, 2020, Berkshire and Lee completed the transaction described above. The aggregate purchase price for the sale of the Business was $140 million, excluding cash held at BHMG that was also acquired at closing. Concurrently, BHMG also entered into a lease agreement with Lee providing for the leasing of 68 properties and related fixtures (including production equipment) retained by BHMG and used in the BH Newspaper Business acquired by Lee (the "Lease").  In connection with the acquisition transaction described above, Lee entered into a Credit Agreement with BH Finance, LLC, (“BH Finance”) to provide a secured 25-year term loan (the “Credit Agreement”). Lee borrowed $576 million from BH Finance at a fixed annual interest rate of 9% under the Credit Agreement in order to finance the acquisition of the Business and to refinance its outstanding indebtedness. Collectively, the acquisition of the Business, the lease agreement with Lee, and the borrowings under the Credit Agreement are referred to herein as the “Transactions”.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the Transactions as of December 29, 2019. The unaudited pro forma condensed combined statements of operations combine the results of operations of Lee and the revenue and direct expenses of the Business for the thirteen weeks ended December 29, 2019 and for the fiscal year ended September 29, 2019, as if the Transactions had occurred on September 30, 2018.  The unaudited pro forma condensed combined balance sheet as of December 29, 2019 was prepared utilizing the historical condensed consolidated balance sheet of Lee and the historical audited combined abbreviated statement of assets acquired and liabilities assumed for the Business as of December 29, 2019. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 29, 2019 was prepared utilizing the historical audited consolidated statement of income of Lee for the year ended September 29, 2019, and the historical audited combined abbreviated statement of revenue and direct expenses for the Business for the year ended December 29, 2019. The unaudited pro forma condensed combined statement of operations for the thirteen weeks ended December 29, 2019 was prepared utilizing the unaudited condensed consolidated statement of income of Lee and the unaudited historical financial information of the Business for the thirteen weeks ended December 29, 2019.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the operating results of Lee following the Transactions.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Lee and the Business been a combined company during the respective periods presented.

These unaudited pro forma condensed combined financial statements should be read in conjunction with Lee’s historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended September 29, 2019, and the historical combined abbreviated financial statements of the Business (included elsewhere in this filing on Form 8-K).

Lee Enterprises, Incorporated
Notes to Unaudited Pro Forma Condensed Combined Financial Information

All amounts are in thousands, unless specifically stated otherwise

3. Estimated Preliminary Purchase Price Allocation

The table below represents the preliminary purchase price allocation to the assets acquired and liabilities assumed based on their estimated fair values, assuming the transaction occurred as of December 29, 2019. Such amounts were estimated using the audited combined abbreviated financial statements of the Business as of December 29, 2019. Certain amounts, such as the balances of cash and cash equivalents, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, compensation and other accruals, and unearned revenue will likely vary based upon changes in the balances relating to the Business between December 29, 2019 and March 16, 2020. Property and equipment, intangible assets (other than goodwill), pension plan assets and obligations, and postretirement and postemployment benefit obligations may vary by material amounts based upon changes in balances as well as the completion of valuations to measure such assets and liabilities at their fair values as of the acquisition date. As the final valuations are being performed during fiscal 2020, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, with offsetting changes to goodwill, which may result in material differences from the information presented below:

(In thousands)
Assets acquired
Cash and cash equivalents	$10,148
Accounts receivable	39,929
Inventories	5,853
Prepaid expenses and other current	7,999
Property and equipment	24,338
Operating lease right-of-use asset	54,665
Goodwill	60,692
Other intangible assets	86,573
Pension assets, net of pension obligations	15,364
Other assets	3,276
Liabilities assumed
Accounts payable	(8,077)
Compensation and other accruals	(30,657)
Unearned revenue	(35,434)
Operating lease liabilities	(55,798)
Postretirement and postemployment benefit obligations	(37,000)
Other liabilities	(1,871)
Purchase price allocated	$140,000

Preliminarily, property and equipment will be depreciated using a straight-line method over estimated useful lives ranging from 3 to 20 years, and other intangible assets will be amortized using a straight-line method over estimated useful lives ranges from 5 to 20 years.

4. Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of the Business to conform to the presentation used in these unaudited pro forma condensed combined financial statements.

For the thirteen weeks ended December 29, 2019, a net amount of approximately $962 was reclassified from Other operating expenses to the following line items:

●	$869 to Assets loss (gain) on sales, impairments and other, net

●	$327 to Restructuring costs and other

●	$(847) relating to the non-service cost components of pension and postemployment benefits expense, to Other non-operating expense, net

●	$613 to Income tax expense

For the fiscal year ended September 29, 2019, a net amount of approximately $(388) was reclassified from other operating expenses to the following line items:

●	$479 to Assets loss (gain) on sales, impairments and other, net

●	$1,432 to Restructuring costs and other

●	$(3,382) relating to the non-service cost components of pension and postemployment benefits expense, to Other non-operating expense, net

●	$1,083 to Income tax expense

Lee Enterprises, Incorporated
Notes to Unaudited Pro Forma Condensed Combined Financial Information

All amounts are in thousands, unless specifically stated otherwise

5. Pro Forma Adjustments

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the pro forma condensed combined balance sheet

(A) The pro forma adjustments to cash and cash equivalents reflects the net of (i) the cash proceeds with financing provided by BH Finance, LLC, an affiliate of Berkshire, (ii) the cash repayments made to extinguish Lee’s existing debt; and (iii) the cash consideration paid to acquire the Business, as follows:

Proceeds from borrowings under a Credit Agreement with BH Finance, LLC	$576,000
Repayments of Lee’s existing current maturities of long-term debt	(1,892)
Repayments of Lee’s existing long-term debt, net of current maturities	(431,502)
Cash consideration paid to acquire the Business, excluding additional cash acquired	(140,000)
$2,606

(B) The pro forma adjustment to inventories reflect adjustments to conform the inventories held by the Business to Lee’s accounting policies.

(C) The pro forma adjustments to property and equipment and accumulated depreciation reflect the preliminary purchase price allocation adjustments. As final valuation of property and equipment is performed during fiscal 2020, increases or decreases in property and equipment will be recorded to reflect their fair values as of the acquisition date, with offsetting changes to goodwill, and these adjustments could result in material differences from the preliminary amounts recorded.

(D) The pro forma adjustment to goodwill reflects the purchase price paid in excess of the preliminary estimated fair value of net assets acquired, as follows:

Cash consideration paid to acquire the Business, net of additional cash acquired	$140,000
Preliminary estimated fair value of assets acquired and liabilities assumed	(79,308)
Total pro forma adjustment to goodwill	$60,692

(E) The pro forma adjustment to the operating lease right-of-use asset and operating lease liabilities reflects preliminary accounting related to the Lease agreement entered into between Lee and BHMG, concurrent with the acquisition of the Business, for Lee to lease 68 properties and related fixtures (including production equipment) retained by BHMG.

(F) The pro forma adjustments to long-term debt reflect (i) the cash proceeds from financing provided by BH Finance, LLC, and (ii) the cash repayments made to extinguish Lee’s existing long-term debt, including the following:

Repayment of Lee's current maturities of long-term debt	$(1,892)
Total pro forma adjustment to current maturities of long-term debt	$(1,892)

Proceeds from borrowings under a Credit Agreement with BH Finance	$576,000
Repayments of Lee's existing long-term debt, net of current maturities	(431,502)
Write-off of unamortized debt issue costs	10,254
Total pro forma adjustment to long-term debt, net of current maturities	$154,752

Lee Enterprises, Incorporated
Notes to Unaudited Pro Forma Condensed Combined Financial Information

All amounts are in thousands, unless specifically stated otherwise

Adjustments to the pro forma condensed combined statements of comprehensive income

(a) The pro forma adjustments to other revenue reflect the elimination of revenue transactions between Lee and BHMG, including commercial printing and delivery, digital services provided by TownNews, and the Management Agreement.

(b) The pro forma adjustments to other operating expenses include the following:

	13 weeks ended	Fiscal year ended
	December 29,	September 29,
	2019	2019
Elimination of costs incurred relating to transactions between Lee and BHMG	$(5,211)	(16,586)
Payments under agreement with BHMG to lease properties and fixtures	2,000	8,000
Reclassifications (see Note 4)	(962)	388
Total pro forma adjustment to other expense	$(4,173)	(8,198)

(c) The pro forma adjustments to interest expense relate to the interest on the assumed outstanding borrowings under the Credit Agreement with BH Finance, offset by interest charged under Lee’s existing long-term debt, which is assumed to be eliminated, as follows:

	13 weeks ended	Fiscal year ended
	December 29,	September 29,
	2019	2019
Interest expense on borrowings under Credit Agreement with BH Finance	$(12,960)	(51,840)
Elimination of interest expense on Lee's existing long-term debt	11,115	47,488
Total pro forma adjustment to interest expense	$(1,845)	(4,352)

(d) The pro forma adjustment to debt financing and administrative reflects the elimination of expense in the 13 weeks ended December 29, 2019 and the write-off of debt issuance costs at the beginning of the fiscal year ended September 29, 2019 due to the preliminary accounting for the extinguishment of Lee’s existing long-term debt.

(e) The pro forma adjustments to income tax expense represents the estimated tax effect relating to pre-tax income of the Business and the estimated tax effect of pro forma adjustments at estimated tax rates.